Lithia & Driveway (LAD) Reports Record Second Quarter Revenue of $9.2 billion, a 14% Increase, and the First Profitable Quarter for Financing Operations
________________________________________________

Announces Dividend of $0.53 per Share for Second Quarter

Medford, Oregon, August 1, 2024 - Lithia & Driveway (NYSE: LAD) today reported the highest second quarter revenue in company history and the first profitable quarter for Financing Operations, which includes Driveway Finance Corporation.

Second quarter 2024 revenue increased 14% to $9.2 billion from $8.1 billion in the second quarter of 2023.

Second quarter 2024 net income attributable to LAD per diluted share was $7.87, a 27% decrease from $10.78 per diluted share reported in the second quarter of 2023. Adjusted second quarter 2024 net income attributable to LAD per diluted share was $7.87, a 28% decrease compared to $10.96 per diluted share in the same period of 2023. Unrealized investment gains partially offset by foreign currency exchange losses positively impacted earnings per share by $0.75.

Second quarter 2024 net income was $217 million, a 28% decrease compared to net income of $301 million in the same period of 2023. Adjusted second quarter 2024 net income was $217 million, a 29% decrease compared to adjusted net income of $306 million for the same period of 2023.

As shown in the attached non-GAAP reconciliation tables, the 2024 second quarter adjusted results had offsetting non-core items related to insurance reserves, tax attributes, and acquisition expenses. The 2023 second quarter adjusted results exclude a $0.18 per diluted share impact resulting from non-core items, including acquisition expenses and insurance reserves, partially offset by a net gain on the sale of stores.

Key Second Quarter 2024 Highlights:

•Total revenues increased 14% compared to second quarter 2023
•Diluted net income per share improved from $6.11 to $7.87, a 29% increase, from first quarter 2024
•Financing operations first profitable quarter with income of $7 million
•Driveway Finance Corporation (DFC) originated $562 million in loans, total portfolio of $3.6 billion
•Repurchased 2.9% of outstanding shares

“In the second quarter, our teams focused on operating efficiency and continuity as we responded to the continued normalization of margins and the disruption created by the CDK cyberattack. Our teams demonstrated an impressive effort to quickly pivot and provide solutions to maintain our ability to stay operational across our network and support the restoration of our environment,” said Bryan DeBoer, President and CEO. “Our diversified model demonstrated its strength, delivering the first quarter of profitability in Driveway Finance and continuing maturity of our adjacencies as we expand our omnichannel ecosystem to deliver the best experience for our customers. We have opportunistically rebalanced our capital allocation from acquisitions toward returns to our shareholders, with the long-term target of delivering $2 in EPS per billion in revenues.”

For the first six months of 2024 revenues increased 18% to $17.8 billion, compared to $15.1 billion in 2023.

Net income attributable to LAD for the first six months of 2024 was $13.75 per diluted share, compared to $19.08 per diluted share in 2023, a decrease of 28%. Adjusted net income attributable to LAD per diluted share for the first six months of 2024 decreased 28% to $13.97 from $19.38 in the same period of 2023. Unrealized gain on investments partially offset by foreign currency exchange losses positively impacted earnings per share by $0.60.

Corporate Development
During the second quarter, LAD expanded its network in the Southeast region with the acquisition of two stores in Tennessee and added Woodbridge Hyundai in the greater Toronto area. Year-to-date, we have acquired over $5.6 billion in annualized revenues.

LAD expanded its omnichannel strategy with the purchase of a minority stake in Wheels, Inc. in partnership with Marubeni Corporation. Wheels, Inc. is one of the largest fleet management companies in North America with a best-in-class management team and a robust competitive moat. This investment in a highly profitable fleet management operator is expected to create transformative synergies between our retail platform and fleet operations. This transaction was completed in the third quarter.

Balance Sheet Update
LAD ended the second quarter with approximately $1.3 billion in cash and cash equivalents, marketable securities, and availability on our revolving lines of credit. In addition, unfinanced real estate could provide additional liquidity of approximately $0.3 billion.

Dividend Payment and Share Repurchases
The Board of Directors approved a dividend of $0.53 per share related to second quarter 2024 financial results. The dividend is expected to be paid on August 23, 2024 to shareholders of record on August 9, 2024.

During 2024, we repurchased approximately 793,000 shares at a weighted average price of $256. Under the current share repurchase authorization approximately $613.8 million remains available.

Second Quarter Earnings Conference Call and Updated Presentation
The second quarter 2024 conference call may be accessed at 10:00 a.m. ET today by telephone at 877-407-8029. An updated presentation highlighting the second quarter 2024 results has been added to our investor relations website. To listen live on our website or for replay, visit investors.lithiadriveway.com and click on quarterly earnings.

About Lithia & Driveway (LAD)
Lithia & Driveway (NYSE: LAD) is one of the largest global automotive retailers providing a wide array of products and services throughout the vehicle ownership lifecycle. Simple, convenient, and transparent experiences are offered through our comprehensive network of physical locations, e-commerce platforms, captive finance solutions, fleet management offerings, and other synergistic adjacencies. We deliver consistent, profitable growth in a massive and unconsolidated industry. Our highly diversified and competitively differentiated design provides us the flexibility and scale to pursue our vision to modernize personal transportation solutions wherever, whenever and however consumers desire.

Sites
www.lithia.com
investors.lithiadriveway.com
www.lithiacareers.com
www.driveway.com
www.greencars.com
www.drivewayfinancecorp.com

Lithia & Driveway on Facebook
https://www.facebook.com/LithiaMotors
https://www.facebook.com/DrivewayHQ

Lithia & Driveway on Twitter
https://twitter.com/lithiamotors
https://twitter.com/DrivewayHQ
https://twitter.com/GreenCarsHQ

Contact:
Tina Miller
SVP and Chief Financial Officer
IR@lithia.com
(541) 864-1748

Forward-Looking Statements
Certain statements in this presentation, and at times made by our officers and representatives, constitute forward-looking statements within the meaning of the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. Generally, you can identify forward-looking statements by terms such as “project,” “outlook,” “target,” “may,” “will,” “would,” “should,” “seek,” “expect,” “plan,” “intend,” “forecast,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “likely,” “goal,” “strategy,” “future,” “maintain,” and “continue” or the negative of these terms or other comparable terms. Examples of forward-looking statements in this presentation include, among others, statements regarding:

•Future market conditions, including anticipated car and other sales levels and the supply of inventory
•Our business strategy and plans, including our achieving our long-term EPS and other financial targets
•The growth, expansion, make-up and success of our network, including our finding accretive acquisitions and acquiring additional stores
•Annualized revenues from acquired stores
•The growth and performance of our Driveway e-commerce home solution and Driveway Finance Corporation (DFC), their synergies and other impacts on our business and our ability to meet Driveway and DFC-related targets
•The impact of sustainable vehicles and other market and regulatory changes on our business
•Our capital allocations and uses and levels of capital expenditures in the future
•Expected operating results, such as improved store performance, continued improvement of selling, general and administrative expenses as a percentage of gross profit and any projections
•Our anticipated financial condition and liquidity, including from our cash and the future availability of our credit facilities, unfinanced real estate and other financing sources
•Our continuing to purchase shares under our share repurchase program
•Our compliance with financial and restrictive covenants in our credit facilities and other debt agreements
•Our programs and initiatives for employee recruitment, training, and retention
•Our strategies and targets for customer retention, growth, market position, operations, financial results and risk management

Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Forward-looking statements are not guarantees of future performance, and our actual results of operations, financial condition and liquidity and development of the industry in which we operate may differ materially from those made in or suggested by the forward-looking statements in this presentation. Therefore, you should not rely on any of these forward-looking statements. The risks and uncertainties that could cause actual results to differ materially from estimated or projected results include, without limitation:

•Future national and local economic and financial conditions, including as a result of regional or global public health issues, inflation and governmental programs, and spending
•The market for dealerships, including the availability of stores to us for an acceptable price
•Changes in customer demand, our relationship with, and the financial and operational stability of, OEMs and other suppliers
•Changes in the competitive landscape, including through technology and our ability to deliver new products, services and customer experiences and a portfolio of in-demand and available vehicles
•Risks associated with our indebtedness, including available borrowing capacity, interest rates, compliance with financial covenants and ability to refinance or repay indebtedness on favorable terms
•The adequacy of our cash flows and other conditions which may affect our ability to fund capital expenditures, obtain favorable financing and pay our quarterly dividend at planned levels
•Disruptions to our technology network including computer systems, as well as natural events such as severe weather or man-made or other disruptions of our operating systems, facilities or equipment
•Government regulations and legislation
•The risks set forth throughout “Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in “Part I, Item 1A. Risk Factors” of our most recent Annual Report on Form 10-K, and in “Part II, Item 1A. Risk Factors” of our Quarterly Reports on Form 10-Q, and from time to time in our other filings with the SEC.

Any forward-looking statement made by us in this presentation is based only on information currently available to us and speaks only as of the date on which it is made. Except as required by law, we undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Non-GAAP Financial Measures
This presentation contains non-GAAP financial measures such as adjusted net income and diluted earnings per share, adjusted SG&A as a percentage of revenue and gross profit, adjusted operating margin, adjusted operating profit as a percentage of revenue and gross profit, adjusted pre-tax margin and net profit margin, EBITDA, adjusted EBITDA, leveraged EBITDA and adjusted total debt. Non-GAAP measures do not have definitions under GAAP and may be defined differently by and not comparable to similarly titled measures used by other companies. As a result, we review any non-GAAP financial measures in connection with a review of the most directly comparable measures calculated in accordance with GAAP. We caution you not to place undue reliance on such non-GAAP measures, but also to consider them with the most directly comparable GAAP measures. We present cash flows from operations in the attached tables, adjusted to include the change in non-trade floor plan debt to improve the visibility of cash flows related to vehicle financing. As required by SEC rules, we have reconciled these measures to the most directly comparable GAAP measures in the attachments to this release. We believe the non-GAAP financial measures we present improve the transparency of our disclosures; provide a meaningful presentation of our results from core business operations, because they exclude items not related to core business operations and other non-cash items; and improve the period-to-period comparability of our results from core business operations. These presentations should not be considered an alternative to GAAP measures.

LAD
Consolidated Statements of Operations (Unaudited)
(In millions except per share data)

	Three months ended June 30,		%	Six months ended June 30,		%
			Favorable			Favorable
	2024	2023	(Unfavorable)	2024	2023	(Unfavorable)
Revenues:
New vehicle retail	$4,403.7	$4,014.7	9.7%	$8,417.8	$7,293.6	15.4%
Used vehicle retail	2,986.0	2,455.1	21.6	5,786.8	4,682.6	23.6
Used vehicle wholesale	289.5	403.9	(28.3)	627.2	766.3	(18.2)
Finance and insurance	360.9	337.9	6.8	701.5	656.2	6.9
Service, body and parts	950.7	804.4	18.2	1,863.5	1,540.8	20.9
Fleet and other	241.0	95.5	152.4	396.8	151.5	161.9
Total revenues	9,231.8	8,111.5	13.8%	17,793.6	15,091.0	17.9%
Cost of sales:
New vehicle retail	4,082.9	3,627.6	12.6	7,801.7	6,572.6	18.7
Used vehicle retail	2,790.4	2,242.4	24.4	5,408.5	4,304.3	25.7
Used vehicle wholesale	289.0	404.6	(28.6)	627.7	769.8	(18.5)
Service, body and parts	421.3	360.5	16.9	832.1	702.5	18.4
Fleet and other	224.3	91.3	145.7	364.5	145.5	150.5
Total cost of sales	7,807.9	6,726.4	16.1	15,034.5	12,494.7	20.3
Gross profit	1,423.9	1,385.1	2.8%	2,759.1	2,596.3	6.3%

Finance operations income (loss)	7.2	(18.7)	138.5%	5.4	(39.5)	113.7%

SG&A expense	975.2	842.2	15.8	1,909.5	1,606.6	18.9
Depreciation and amortization	62.3	48.4	28.7	120.0	95.6	25.5
Income from operations	393.6	475.8	(17.3)%	735.0	854.6	(14.0)%
Floor plan interest expense	(76.6)	(34.7)	(120.7)	(137.3)	(62.3)	(120.4)
Other interest expense	(61.2)	(43.9)	(39.4)	(124.8)	(83.0)	(50.4)
Other income	27.0	9.8	175.5	30.4	12.0	153.3
Income before income taxes	282.8	407.0	(30.5)%	503.3	721.3	(30.2)%
Income tax expense	(66.2)	(105.9)	37.5	(121.8)	(190.6)	36.1
Income tax rate	23.4%	26.0%		24.2%	26.4%
Net income	$216.6	$301.1	(28.1)%	$381.5	$530.7	(28.1)%
Net income attributable to non-controlling interests	(1.0)	(1.8)	44.4%	(2.5)	(2.5)	—%
Net income attributable to redeemable non-controlling interest	(1.4)	(2.1)	33.3%	(2.3)	(2.3)	—%
Net income attributable to LAD	$214.2	$297.2	(27.9)%	$376.7	$525.9	(28.4)%

Diluted earnings per share attributable to LAD:
Net income per share	$7.87	$10.78	(27.0)%	$13.75	$19.08	(27.9)%

Diluted shares outstanding	27.2	27.6	(1.4)%	27.4	27.6	(0.7)%
NM - not meaningful

LAD
Key Performance Metrics (Unaudited)

	Three months ended June 30,		%		Six months ended June 30,		%
			Favorable				Favorable
	2024	2023	(Unfavorable)		2024	2023	(Unfavorable)
Gross margin
New vehicle retail	7.3%	9.6%	(230)	bps	7.3%	9.9%	(260)	bps
Used vehicle retail	6.5	8.7	(220)		6.5	8.1	(160)
Finance and insurance	100.0	100.0	—		100.0	100.0	—
Service, body and parts	55.7	55.2	50		55.3	54.4	90
Gross profit margin	15.4	17.1	(170)		15.5	17.2	(170)

Unit sales
New vehicle retail	92,508	83,539	10.7%		178,191	151,334	17.7%
Used vehicle retail	109,249	80,573	35.6		211,685	158,715	33.4

Average selling price
New vehicle retail	$47,603	$48,058	(0.9)%		$47,240	$48,195	(2.0)%
Used vehicle retail	27,332	30,471	(10.3)		27,337	29,503	(7.3)

Average gross profit per unit
New vehicle retail	$3,467	$4,635	(25.2)%		$3,457	$4,764	(27.4)%
Used vehicle retail	1,790	2,640	(32.2)		1,787	2,384	(25.0)
Finance and insurance	1,789	2,059	(13.1)		1,799	2,117	(15.0)
Total vehicle(1)	4,351	5,710	(23.8)		4,348	5,651	(23.1)

Revenue mix
New vehicle retail	47.7%	49.5%			47.3%	48.3%
Used vehicle retail	32.3	30.3			32.5	31.0
Used vehicle wholesale	3.1	5.0			3.5	5.1
Finance and insurance, net	3.9	4.2			3.9	4.3
Service, body and parts	10.3	9.9			10.5	10.2
Fleet and other	2.7	1.1			2.3	1.1

Gross Profit Mix
New vehicle retail	22.5%	28.0%			22.3%	27.8%
Used vehicle retail	13.7	15.4			13.7	14.6
Used vehicle wholesale	—	—			—	(0.1)
Finance and insurance, net	25.3	24.4			25.4	25.3
Service, body and parts	37.3	31.9			37.4	32.2
Fleet and other	1.2	0.3			1.2	0.2

	Adjusted		As reported		Adjusted		As reported
	Three months ended June 30,		Three months ended June 30,		Six months ended June 30,		Six months ended June 30,
Other metrics	2024	2023	2024	2023	2024	2023	2024	2023
SG&A as a % of revenue	10.5%	10.3%	10.6%	10.4%	10.6%	10.6%	10.7%	10.6%
SG&A as a % of gross profit	67.9	60.4	68.5	60.8	68.6	61.5	69.2	61.9
Operating profit as a % of revenue	4.3	5.9	4.3	5.9	4.2	5.7	4.1	5.7
Operating profit as a % of gross profit	28.2	34.8	27.6	34.4	27.2	33.3	26.6	32.9
Pretax margin	3.1	5.1	3.1	5.0	2.9	4.8	2.8	4.8
Net profit margin	2.3	3.8	2.3	3.7	2.2	3.6	2.1	3.5
(1)Includes the sales and gross profit related to new, used retail, used wholesale and finance and insurance and unit sales for new and used retail

LAD
Same Store Operating Highlights (Unaudited)

	Three months ended June 30,		%		Six months ended June 30,		%
			Favorable				Favorable
	2024	2023	(Unfavorable)		2024	2023	(Unfavorable)
Revenues
New vehicle retail	$3,810.0	$3,954.6	(3.7)%		$7,069.5	$7,140.6	(1.0)%
Used vehicle retail	2,254.0	2,417.9	(6.8)		4,291.3	4,562.6	(5.9)
Finance and insurance	313.6	332.5	(5.7)		611.2	643.6	(5.0)
Service, body and parts	778.1	789.5	(1.4)		1,517.7	1,506.3	0.8
Total revenues	7,478.6	7,986.2	(6.4)		14,113.5	14,748.5	(4.3)

Gross profit
New vehicle retail	$265.1	$381.5	(30.5)%		$500.8	$704.8	(28.9)%
Used vehicle retail	169.5	209.1	(18.9)		322.2	369.5	(12.8)
Finance and insurance	313.6	332.5	(5.7)		611.2	643.6	(5.0)
Service, body and parts	438.0	437.3	0.2		847.4	821.3	3.2
Total gross profit	1,193.5	1,364.2	(12.5)		2,287.9	2,542.2	(10.0)

Gross margin
New vehicle retail	7.0%	9.6%	(260)	bps	7.1%	9.9%	(280)	bps
Used vehicle retail	7.5	8.6	(110)		7.5	8.1	(60)
Finance and insurance	100.0	100.0	—		100.0	100.0	—
Service, body and parts	56.3	55.4	90		55.8	54.5	130
Gross profit margin	16.0	17.1	(110)		16.2	17.2	(100)

Unit sales
New vehicle retail	78,487	82,330	(4.7)%		146,830	148,262	(1.0)%
Used vehicle retail	78,223	79,201	(1.2)		152,867	155,024	(1.4)

Average selling price
New vehicle retail	$48,543	$48,033	1.1%		$48,147	$48,162	—%
Used vehicle retail	28,816	30,529	(5.6)		28,072	29,432	(4.6)

Average gross profit per unit
New vehicle retail	$3,378	$4,634	(27.1)%		$3,411	$4,754	(28.2)%
Used vehicle retail	2,167	2,640	(17.9)		2,107	2,383	(11.6)
Finance and insurance	2,001	2,059	(2.8)		2,039	2,122	(3.9)
Total vehicle(1)	4,762	5,712	(16.6)		4,762	5,653	(15.8)
(1)Includes the sales and gross profit related to new, used retail, used wholesale and finance and insurance and unit sales for new and used retail

LAD
Other Highlights (Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2024		2024
Key Performance by Country	Total Revenue	Total Gross Profit	Total Revenue	Total Gross Profit
United States	77.0%	82.7%	77.9%	83.6%
United Kingdom	19.5%	14.3%	18.9%	13.7%
Canada	3.5%	3.0%	3.2%	2.7%

	As of
	June 30,	December 31,	June 30,
	2024	2023	2023
Days Supply(1)
New vehicle inventory	87	65	51
Used vehicle inventory	65	64	58
(1) Days supply calculated based on current inventory levels, including in-transit vehicles, and a 30-day historical cost of sales level.

Selected Financing Operations Financial Information

	Three months ended June 30,				Six months ended June 30,
($ in millions)	2024	% (1)	2023	% (1)	2024	% (1)	2023	% (1)
Interest margin:
Interest and fee income	$83.8	9.3	$59.4	8.4	$161.1	9.1	$108.7	8.4
Interest expense	(47.0)	(5.2)	(45.6)	(6.5)	(94.8)	(5.4)	(83.1)	(6.4)
Total interest margin	$36.8	4.1	$13.8	2.0	$66.3	3.8	$25.6	2.0
Lease income	29.0		4.6		51.4		9.2
Depreciation and amortization	(27.3)		(2.0)		(45.3)		(4.4)
Lease income, net	1.7		2.6		6.1		4.8
Selling, general and administrative	(11.1)		(9.3)		(21.8)		(17.9)
Provision expense	(20.2)	(2.2)	(25.8)	(3.6)	(45.2)	(2.6)	(52.0)	(4.0)
Finance operations income (loss)	$7.2		$(18.7)		$5.4		$(39.5)

Total average managed finance receivables	$3,632.0		$2,823.3		$3,544.2		$2,618.2
(1)Annualized percentage of total average managed finance receivables

LAD
Condensed Consolidated Balance Sheets (Unaudited)
(In millions)

	June 30, 2024	December 31, 2023
Cash, restricted cash, and cash equivalents	$674.7	$941.4
Trade receivables, net	1,205.0	1,123.1
Inventories, net	6,242.9	4,753.9
Other current assets	194.8	136.8
Total current assets	$8,317.4	$6,955.2

Property and equipment, net	4,615.2	3,981.4
Finance receivables, net	3,623.9	3,242.3
Intangibles	4,686.2	4,332.8
Other non-current assets	1,924.5	1,120.8
Total assets	$23,167.2	$19,632.5

Floor plan notes payable	5,287.5	3,635.5
Other current liabilities	1,693.0	1,296.7
Total current liabilities	$6,980.5	$4,932.2

Long-term debt, less current maturities	6,071.4	5,483.7
Non-recourse notes payable, less current maturities	1,962.4	1,671.7
Other long-term liabilities and deferred revenue	1,712.8	1,262.0
Total liabilities	$16,727.1	$13,349.6

Redeemable non-controlling interest and equity	6,440.1	6,282.9
Total liabilities, redeemable non-controlling interest, and equity	$23,167.2	$19,632.5

LAD
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In millions)

	Six months ended June 30,
Cash flows from operating activities:	2024	2023
Net income	$381.5	$530.7
Adjustments to reconcile net income to net cash used in operating activities	253.3	174.3
Changes in:
Inventories	(544.1)	(350.2)
Finance receivables, net	(386.9)	(684.6)
Floor plan notes payable, net	384.4	58.4
Other operating activities	55.8	(27.3)
Net cash provided by (used in) operating activities	144.0	(298.7)
Cash flows from investing activities:
Capital expenditures	(209.7)	(97.1)
Cash paid for acquisitions, net of cash acquired	(1,169.5)	(978.5)
Proceeds from sales of stores	6.9	85.7
Other investing activities	(142.8)	(10.3)
Net cash used in investing activities	(1,515.1)	(1,000.2)
Cash flows from financing activities:
Net borrowings on floor plan notes payable, non-trade	444.5	223.5
Net borrowings non-recourse notes payable	320.2	824.9
Net borrowings of other debt and finance lease liabilities	604.5	249.6
Proceeds from issuance of common stock	13.8	14.9
Repurchase of common stock	(217.2)	(14.5)
Dividends paid	(28.2)	(25.4)
Other financing activity	(20.0)	(24.5)
Net cash provided by financing activities	1,117.6	1,248.5
Effect of exchange rate changes on cash and restricted cash	(3.1)	8.1
Change in cash, restricted cash, and cash equivalents	(256.6)	(42.3)
Cash, restricted cash, and cash equivalents at beginning of period	972.0	271.5
Cash, restricted cash, and cash equivalents at end of period	715.4	229.2

LAD
Reconciliation of Non-GAAP Cash Flow from Operations (Unaudited)
(In millions)

	Six months ended June 30,
Net cash provided by operating activities	2024	2023
As reported	$144.0	$(298.7)
Floor plan notes payable, non-trade, net	444.5	223.5
Adjust: finance receivables activity	386.9	684.6
Less: Borrowings on floor plan notes payable, non-trade associated with acquired new vehicle inventory	(22.7)	(109.7)
Adjusted	$952.7	$499.7

LAD
Reconciliation of Certain Non-GAAP Financial Measures (Unaudited)
(In millions, except for per share data)

	Three Months Ended June 30, 2024
	As reported	Insurance reserves	Acquisition expenses	Tax attribute	Adjusted
Selling, general and administrative	$975.2	$(6.0)	$(1.8)	$—	$967.4
Operating income	393.6	6.0	1.8	—	401.4

Income before income taxes	282.8	6.0	1.8	—	290.6
Income tax (provision) benefit	(66.2)	(1.5)	1.3	(7.6)	(74.0)
Net income	$216.6	$4.5	$3.1	$(7.6)	$216.6
Net income attributable to non-controlling interests	(1.0)	—	—	—	(1.0)
Net income attributable to redeemable non-controlling interest	(1.4)	—	—	—	(1.4)
Net income attributable to LAD	$214.2	$4.5	$3.1	$(7.6)	$214.2

Diluted earnings per share attributable to LAD	$7.87	$0.17	$0.11	$(0.28)	$7.87
Diluted share count	27.2

	Three Months Ended June 30, 2023
	As reported	Net disposal gain on sale of stores	Insurance reserves	Acquisition expenses	Adjusted
Selling, general and administrative	$842.2	$1.0	$(2.4)	$(4.5)	$836.3
Operating income	475.8	(1.0)	2.4	4.5	481.7

Income before income taxes	407.0	(1.0)	2.4	4.5	412.9
Income tax (provision) benefit	(105.9)	0.4	(0.6)	(0.5)	(106.6)
Net income	$301.1	$(0.6)	$1.8	$4.0	$306.3
Net income attributable to non-controlling interests	$(1.8)	$—	$—	$—	$(1.8)
Net income attributable to redeemable non-controlling interest	$(2.1)	$—	$—	$—	$(2.1)
Net income attributable to LAD	$297.2	$(0.6)	$1.8	$4.0	$302.4

Diluted earnings per share attributable to LAD	$10.78	$(0.02)	$0.06	$0.14	$10.96
Diluted share count	27.6

LAD
Reconciliation of Certain Non-GAAP Financial Measures (Unaudited)
(In millions, except for per share data)

	Six Months Ended June 30, 2024
	As reported	Insurance reserves	Acquisition expenses	Tax attribute	Adjusted
Selling, general and administrative	$1,909.5	$(6.0)	$(9.5)	$—	$1,894.0
Operating income	735.0	6.0	9.5	—	750.5

Income before income taxes	503.3	6.0	9.5	—	518.8
Income tax provision	(121.8)	(1.5)	(0.3)	(7.6)	(131.2)
Net income	$381.5	$4.5	$9.2	$(7.6)	$387.6
Net income attributable to non-controlling interests	(2.5)	—	—	—	(2.5)
Net income attributable to redeemable non-controlling interest	(2.3)	—	—	—	(2.3)
Net income attributable to LAD	$376.7	$4.5	$9.2	$(7.6)	$382.8

Diluted earnings per share attributable to LAD	$13.75	$0.17	$0.33	$(0.28)	$13.97
Diluted share count	27.4

	Six Months Ended June 30, 2023
	As reported	Net disposal gain on sale of stores	Insurance reserves	Acquisition expenses	Contract buyouts	Adjusted
Selling, general and administrative	$1,606.6	$8.2	$(2.5)	$(5.7)	$(10.1)	$1,596.5
Operating income	854.6	(8.2)	2.5	5.7	10.1	864.7

Income before income taxes	721.3	(8.2)	2.5	5.7	10.1	731.4
Income tax (provision) benefit	(190.6)	2.4	(0.7)	(0.7)	(2.7)	(192.3)
Net income	$530.7	$(5.8)	$1.8	$5.0	$7.4	$539.1
Net income attributable to non-controlling interests	(2.5)	—	—	—	—	(2.5)
Net income attributable to redeemable non-controlling interest	(2.3)	—	—	—	—	(2.3)
Net income attributable to LAD	$525.9	$(5.8)	$1.8	$5.0	$7.4	$534.3

Diluted earnings per share attributable to LAD	$19.08	$(0.21)	$0.06	$0.18	$0.27	$19.38
Diluted share count	27.6

LAD
Adjusted EBITDA and Net Debt to Adjusted EBITDA (Unaudited)
(In millions)

	Three months ended June 30,		%	Six months ended June 30,		%
			Favorable			Favorable
	2024	2023	(Unfavorable)	2024	2023	(Unfavorable)
EBITDA and Adjusted EBITDA
Net income	$216.6	$301.1	(28.1)%	$381.5	$530.7	(28.1)%
Flooring interest expense	76.6	34.7	120.7	137.3	62.3	120.4
Other interest expense	61.2	43.9	39.4	124.8	83.0	50.4
Financing operations interest expense	47.0	45.6	3.1	94.8	83.1	14.1
Income tax expense	66.2	105.9	(37.5)	121.8	190.6	(36.1)
Depreciation and amortization	62.3	48.4	28.7	120.0	95.6	25.5
Financing operations depreciation expense	27.3	2.0	1,265.0%	45.3	4.4	929.5%
EBITDA	$557.2	$581.6	(4.2)%	$1,025.5	$1,049.7	(2.3)%

Other adjustments:
Less: flooring interest expense	$(76.6)	$(34.7)	(120.7)	$(137.3)	$(62.3)	(120.4)
Less: financing operations interest expense	(47.0)	(45.6)	(3.1)	(94.8)	(83.1)	(14.1)
Less: used vehicle line of credit interest	(6.0)	(3.3)	(81.8)	(12.1)	(4.8)	(152.1)
Add: acquisition expenses	1.8	4.5	(60.0)	9.5	5.7	66.7
Less: loss (gain) on divestitures	—	(1.0)	NM	—	(8.2)	NM
Add: insurance reserves	6.0	2.4	NM	6.0	2.5	NM
Add: contract buyouts	—	—	NM	—	10.1	NM
Adjusted EBITDA	$435.4	$503.9	(13.6)%	$796.8	$909.6	(12.4)%
NM - not meaningful

	As of				%
	June 30,				Increase
Net Debt to Adjusted EBITDA	2024		2023		(Decrease)
Floor plan notes payable: non-trade	$2,697.4		$1,708.8		57.9%
Floor plan notes payable	2,590.1		1,107.9		133.8
Used and service loaner vehicle inventory financing facility	1,014.8		876.0		15.8
Revolving lines of credit	1,848.5		1,453.6		27.2
Warehouse facilities	701.0		705.0		(0.6)
Non-recourse notes payable	2,025.8		1,247.1		62.4
4.625% Senior notes due 2027	400.0		400.0		—
4.375% Senior notes due 2031	550.0		550.0		—
3.875% Senior notes due 2029	800.0		800.0		—
Finance leases and other debt	876.4		687.8		27.4
Unamortized debt issuance costs	(28.3)		(31.4)		(9.9)
Total debt	$13,475.7		$9,504.8		41.8%

Less: Floor plan related debt	$(6,302.3)		$(3,692.7)		70.7%
Less: Financing operations related debt	(2,726.8)		(1,952.1)		39.7
Less: Unrestricted cash and cash equivalents	(516.4)		(88.7)		482.2
Less: Marketable securities	(51.4)		—		—
Less: Availability on used vehicle and service loaner financing facilities	(30.4)		(48.7)		(37.6)
Net Debt	$3,848.4		$3,722.6		3.4%

TTM Adjusted EBITDA	$1,651.1		$1,820.3		(9.3)%

Net debt to Adjusted EBITDA	2.33	x	2.05	x
NM - not meaningful